Exhibit 31.2

CERTIFICATION

I, E. Will Gray II, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of New Era Energy & Digital, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 12, 2026	/s/ E. Will Gray II
E. Will Gray II
Interim Chief Financial Officer